                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                   ElderTrust
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                   ELDERTRUST
                              101 East State Street
                                    Suite 100
                       Kennett Square, Pennsylvania 19348
                                 (610) 925-4200




                                                              April 19, 1999

Dear Shareholder:

         You are cordially invited to attend the 1999 annual meeting of shareholders of ElderTrust to be held on Thursday, May 20, 1999, at 10 a.m., at 101 East State Street, Kennett Square, Pennsylvania 19348.

         The annual meeting has been called for the following purposes:

         (1)      To elect one trustee for a term of three years;

         (2)      To approve the 1999 share option and incentive plan; and

         (3) To transact such other business as may properly come before the annual meeting or any adjournments.

         It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

                                               Very truly yours,

                                               /s/ Edward B. Romanov, Jr.
                                               --------------------------
                                               Edward B. Romanov, Jr.
                                               President and Chief Executive
                                               Officer

                                   ELDERTRUST
                              101 East State Street
                                    Suite 100
                       Kennett Square, Pennsylvania 19348
                                 (610) 925-4200
                               ------------------

                    NOTICE TO ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1999
                               ------------------

         NOTICE IS HEREBY GIVEN that the 1999 annual meeting of shareholders of ElderTrust will be held at 101 East State Street, Kennett Square, Pennsylvania 19348 on Thursday, May 20, 1999 at 10 a.m., for the following purposes:

         (1) To elect one trustee for a three-year term and until his successor is elected and qualified;

         (2)      To approve the 1999 share option and incentive plan; and

         (3) To transact such other business as may properly come before the meeting or any adjournments.

         The board of trustees has fixed April 8, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to notice and to vote at the annual meeting. All shareholders are cordially invited to attend the annual meeting.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by ElderTrust.

                                             By Order of the Board of Trustees

                                             /s/ D. Lee McCreary, Jr.
                                             ------------------------
                                             D. Lee McCreary, Jr.
                                             Senior Vice President, Chief
                                             Financial Officer, Treasurer and
                                             Secretary

Kennett Square, Pennsylvania
April 19, 1999

         Whether or not you plan to attend the annual meeting, you are urged to sign, date and return the enclosed proxy in the accompanying pre-addressed envelope which requires no postage stamp. Your proxy may be revoked prior to the voting by filing with the secretary of ElderTrust a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

                                   ELDERTRUST
                              101 East State Street
                                    Suite 100
                       Kennett Square, Pennsylvania 19348
                                 (610) 925-4200
                               ------------------

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 1999
                               ------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This proxy statement is furnished to shareholders of ElderTrust in connection with the solicitation by the board of trustees of ElderTrust of proxies to be used at the 1999 annual meeting of shareholders to be held at 101 East State Street, Kennett Square, Pennsylvania 19348 on Thursday, May 20, 1999 at 10 a.m., and at any adjournments.

         If the enclosed form of proxy is properly executed and returned to ElderTrust in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the board of trustees' one nominee as trustee and FOR the proposal to approve the 1999 share option and incentive plan. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the board of trustees of ElderTrust. The presence of a shareholder at the annual meeting will not automatically revoke such shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the secretary of ElderTrust a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

         The cost of solicitation of proxies in the form enclosed herewith will be borne by ElderTrust. In addition to the solicitation of proxies by mail, ElderTrust, through its trustees, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. ElderTrust will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, to send proxy material to and obtain proxies from beneficial owners and will reimburse such holders for their reasonable expenses in so doing. It is anticipated that this proxy statement will be mailed to stockholders on or about April 19, 1999.

         The securities which can be voted at the annual meeting consist of common shares of beneficial interest of ElderTrust, par value $.01 per share. Each share entitles its owner to one vote on all matters. The declaration of trust of ElderTrust does not provide for cumulative voting in the election of trustees. The board of trustees has fixed the close of business on April 8, 1999 as the record date for determination of shareholders entitled to vote at the annual meeting. The number of common shares outstanding on the record date was 7,201,100.

         The presence, in person or by proxy, of at least a majority of the outstanding common shares is necessary to constitute a quorum at the annual meeting. Shareholders' votes will be tabulated by the persons appointed by the board of trustees to act as inspectors of election for the annual meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions and broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

         A copy of the 1998 annual report to shareholders was previously mailed to you. ElderTrust has filed its annual report on Form 10-K for the year ended December 31, 1998 with the SEC. Shareholders may obtain, free of charge, a copy of the ElderTrust 1998 annual report on Form 10-K, without exhibits, by writing to ElderTrust, 101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348, Attention: Corporate Secretary. ElderTrust will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee.

                              ELECTION OF TRUSTEES
                                  (Proposal 1)

         The declaration of trust of ElderTrust provides for a minimum of three trustees and a maximum of nine trustees. As of the annual meeting, the board of trustees of ElderTrust will consist of five members. The trustees are divided into three classes, each consisting of approximately one-third of the total number of trustees. The term of office of only one class expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. At the annual meeting one trustee will be elected for a three-year term. As described below, the board of trustees' nominee is Kent P. Dauten. The board of trustees recommends that you vote FOR the board of trustees' nominee for election as trustee.

         Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as trustee of Mr. Dauten for a three-year term. The board of trustees believes Mr. Dauten will stand for election and will serve if elected as trustee. However, if he fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as a majority of the board of trustees of ElderTrust may recommend. Trustees are elected by plurality vote.

Information as to Nominee and Other Trustees

         The following table sets forth certain information regarding the board of trustees' nominee for election as trustee and those trustees who will continue to serve as such after the annual meeting.

                                                 Age at                                           Position(s) Held
                                                March 31,      Trustee           For Term               with
                                                  1999          Since           To Expire            ElderTrust
                                                  ----          -----           ---------         ----------------
Nominee:
--------

Kent P. Dauten..........................           43            1998              2002          Trustee

Continuing Trustees:                                                           Term Expires
--------------------                                                           ------------

Edward B. Romanov, Jr...................           48            1997              2000          President and Chief
                                                                                                      Executive Officer

Rodman W. Moorhead, III.................           55            1998              2000          Trustee

Michael R. Walker.......................           50            1997              2001          Chairman of the Board

Timothy T. Weglicki.....................           47            1998              2001          Trustee

         The principal occupations for the past five years of the nominee for trustee and the four other trustees whose terms of office will continue after the annual meeting are set forth below.

         Kent P. Dauten, a trustee of ElderTrust since January 1998, has served as president of Keystone Capital, Inc., a management and consulting advisory services firm, since March 1994. In February 1995, Mr. Dauten founded and served as president of HIMSCORP, Inc., a medical records company, and continues to serve as its president following its merger with Iron Mountain Incorporated in October 1997. From January 1993 to March 1994, he was senior vice president of Madison Dearborn Partners, Inc. and from September 1979 to December 1992, he served in various investment management positions, most recently as senior vice president of First Chicago Venture Capital. Mr. Dauten currently serves as a director of Health Management Associates, Inc. of Naples, Florida, a NYSE-listed health management firm, and Iron Mountain Incorporated, a NASDAQ-listed records management company. Mr. Dauten formerly was a director of Genesis Health Ventures, Inc. ("Genesis"). Mr. Dauten holds a master of business administration from the Harvard Business School and a bachelor of arts in economics from Dartmouth College.

         Edward B. Romanov, Jr. is the president and chief executive officer and a trustee of ElderTrust. Mr. Romanov served as senior vice president, development, of Genesis from June 1990 until August 1997. He resigned as an employee of Genesis upon completion of ElderTrust's initial public offering in January 1998. From January 1994 until June 1997, Mr. Romanov had responsibility for merger and acquisition activity by Genesis. During this period, he successfully negotiated the acquisition of several healthcare companies by

Genesis with total assets in excess of $500 million. From June 1990 through May 1995, Mr. Romanov was a financial consultant to Genesis, under a consulting and services agreement between Genesis and American Community Environments Corporation, of which he was an employee. Before joining Genesis, Mr. Romanov was founder and president of WesTerra Construction, WesTerra Capital Company and WesTerra Development, through which Mr. Romanov developed and financed real estate projects. Mr. Romanov holds both a master of business administration degree and a bachelor of science degree from Lehigh University.

         Rodman W. Moorhead, III, a trustee of ElderTrust since January 1998, has been employed since 1973 by E.M. Warburg, Pincus & Co., LLC, a specialized financial services firm in New York, where he currently serves as senior managing director. He is a director of Coventry Corporation, a multi-market health maintenance organization, NeXstar Pharmaceuticals, Inc., a novel human therapy and drug delivery company, Transkaryotic Therapies, Inc., a gene therapy company, Xomed Surgical Products, a surgical sponge and wound care products company and several private companies. He is a trustee of The Taft School and a member of the overseers' committee on university resources, Harvard College. Mr. Moorhead holds a master of business administration degree from the Harvard Business School and a bachelor of arts in economics degree from Harvard University.

         Michael R. Walker is chairman of the board of trustees of ElderTrust. Mr. Walker also serves as the chairman and chief executive officer of Genesis, positions which he has held since he founded Genesis in 1985. In 1981, Mr. Walker co-founded Health Group Care Centers. At Health Group Care Centers, he served as chief financial officer and, later, as president and chief operating officer. Before its sale in 1985, Health Group Care Centers operated nursing homes with 4,500 nursing beds in 12 states. From 1978 to 1981, Mr. Walker was the vice president and treasurer of AID Healthcare Centers, Inc. AID Healthcare Centers, which owned and operated 20 nursing centers, was co-founded in 1977 by Mr. Walker as the nursing home division of Hospital Affiliates International. Mr. Walker holds a master of business administration degree from Temple University and a bachelor of arts in business administration degree from Franklin and Marshall College.

         Timothy T. Weglicki, a trustee of ElderTrust since January 1998, has been a general partner of ABS Partners, L.P., a private investment firm, since December 1993. He is also the managing member of ABS Partners II, LLC and ABS Partners III, LLC, two private equity funds. Before joining ABS Partners, L.P., Mr. Weglicki was a managing director of Alex, Brown & Sons, Inc., where he established and headed its capital markets group and prior thereto headed the firm's equity division, corporate finance department and health care investment banking group. He is director of VitalCom, Inc., a wireless patient monitoring company, PQC, a physician practice management company, and several privately held companies. Mr. Weglicki holds a master of business administration degree from The Wharton Graduate School of Business and a bachelor of arts degree from The Johns Hopkins University.

Executive Officers Who are Not Trustees

         D. Lee McCreary, Jr., age 42, is senior vice president, chief financial officer and secretary of ElderTrust. From September 1994 until May 1997, Mr. McCreary was vice president-tax services at Siegfried, Schieffer & Seitz, a Wilmington, Delaware-based regional accounting firm. Before joining Siegfried, Schieffer & Seitz, he was a partner at Price Waterhouse LLP, where he worked for over 14 years providing tax consulting services for companies in the healthcare, real estate and financial services industries. Mr. McCreary is a member of both the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accounts. He holds a bachelor of science degree from the University of Delaware.

Board Meetings and Committees

         During 1998, the board of trustees of ElderTrust held six regular meetings and one special meetings. For the 1998 period, no trustee attended less than 75 percent of the (A) total number of meetings held by the board of trustees and (B) total number of meetings held by all committees of the board of trustees on which the trustee served. ElderTrust has the following standing committees of the board of trustees:

         Executive Committee. The members of the executive committee are Messrs. Walker, Romanov and Weglicki. The executive committee may exercise all of the powers of the board of trustees, except to the extent prohibited by law. The executive committee held two meetings during 1998.

         Audit Committee. The members of the audit committee are Messrs. Dauten and Moorhead and Mr. Stuart D. Halpert, all of whom are non-employee trustees. The audit committee has the authority (A) to make recommendations concerning the engagement of the independent auditor, (B) to review with the independent auditors the plans and results of the audit engagement, (C) to review the independence of the independent public accountants, (D) to approve professional services provided by the independent public accountants, (E) to consider the range of audit and non-audit fees and (F) to review the adequacy of ElderTrust's internal accounting controls. The audit committee did not meet during 1998.

         Compensation Committee. The members of the compensation committee are Messrs. Walker, Moorhead and Weglicki, all of whom are non-employee trustees. The compensation committee has the authority (A) to determine compensation for ElderTrust's executive officers and (B) to review and make recommendations concerning proposals by management with respect to compensation, bonuses, employment agreements and other benefits and policies for ElderTrust's executive officers. The compensation committee held one meeting during 1998.

         Share Option Committee. The members of the share option committee are Messrs. Moorhead and Weglicki, each of whom are non-employee trustees. The share option committee has the authority to take all actions and make all determinations, including the grant of options, distribution equivalent rights and share awards, under ElderTrust's share option and incentive plans. The share option committee held one meeting during 1998.

Nominations by Shareholders

         The entire board of trustees acts as a nominating committee for selecting management's nominees for election as trustees and has made its nominations for the annual meeting. The bylaws of ElderTrust require that shareholder nominations for trustees be made pursuant to timely notice in writing to the secretary of ElderTrust. To be timely, notice must be delivered to the principal executive offices of ElderTrust not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if ElderTrust has not previously held an annual meeting, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made by ElderTrust. A shareholder's notice of nomination must set forth certain information specified in ElderTrust's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Public notice of the date of the annual meeting was made on March 10, 1999 by the issuance of a press release on that date and the filing of a current report on Form 8-K with the SEC. Shareholder nominations for the annual meeting were required to be received on or before March 22, 1999. No such nominations were received. ElderTrust's bylaws provide that no person may be elected as a trustee unless nominated in accordance with the procedures set forth in the bylaws.

Compensation of Directors

         ElderTrust reimburses the trustees for travel expenses incurred in connection with attending meetings of the board of trustees and committee meetings. Instead of trustees' fees, each of the non-employee trustees, other than Mr. Walker, received a share bonus award of 2,500 common shares in 1998. Each of the non-employee trustees, other than Mr. Walker, also received a ten-year share option grant of 7,500 common shares. The option exercise prices of the options granted to Messrs. Dauten, Moorhead and Weglicki equaled the $18.00 initial public offering price of ElderTrust common shares. The option exercise price of the option granted to Mr. Halpert, who joined the board of trustees in April 1998, was $17.75, which equaled the fair market value of the common shares on the date of grant. In connection with the initial public offering, Mr. Walker was granted an option for 150,000 common shares at a per share exercise price equal to the initial public offering price. All options granted to the non-employee trustees vest over three years.

         The vesting of options granted to non-employee trustees will accelerate upon a change in control of ElderTrust. For this purpose, a change in control of ElderTrust includes (A) a person becoming the beneficial owner of 50% or more of the voting power of the outstanding securities of ElderTrust, (B) a change in a majority of the board of trustees during any two-year period other than resulting from mandatory retirement, death or disability of one or more trustees, (C) a merger or consolidation of ElderTrust if shareholders of ElderTrust own less than 80% of the equity of the surviving entity or its parent, (D) the sale of all or substantially all of the assets of ElderTrust,
(E) any person
commences a tender offer to acquire beneficial ownership of 50% or more of the outstanding voting shares of ElderTrust unless the board of trustees determines that such action does not constitute a change in control or (F) there is a change of control of ElderTrust of a type required to be disclosed under the federal proxy rules.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

         The following table sets forth the cash and other compensation paid by ElderTrust for 1998 to each of ElderTrust's executive officers.

                           Summary Compensation Table

                                                                    Long-Term
                                          Annual Compensation   Compensation/Awards
                                         ---------------------- -------------------
                                                                Underlying Common        All Other
Name and Principal Position(s)                                        Share            Compensation
                                 Year         Salary ($)            Options (#)             ($)
------------------------------- -------- ---------------------- ------------------- --------------------
Edward B. Romanov, Jr.            1998         $248,800            300,000(1)          $   37,600(2)
     President and Chief          1997          164,000(3)              -               2,137,500(4)
     Executive Officer

D. Lee McCreary, Jr.              1998         $125,400             50,000(1)          $   27,500 (2)
     Senior Vice President,       1997           70,000(3)              -                 216,000 (4)
     Chief  Financial
     Officer, Treasurer and
     Secretary

--------------

(1) Of the options granted to Mr. Romanov, options for 150,000 shares vested immediately and options for the remaining 150,000 shares vest over three years. The options granted to Mr. McCreary vest over five years. The vesting of these options will accelerate upon any change in control of ElderTrust, as described under "Compensation of Directors."
(2) Represents the amount of distributions and accrued earnings credited to the executive officer's account for distribution equivalent rights awarded to the executive officer in 1998. Mr. Romanov has distribution equivalent rights for 37,500 common shares and Mr. McCreary has distribution equivalent rights for 30,000 common shares.
(3) Represents the portion of the executive officer's salary allocable to ElderTrust that was paid by Genesis in 1997. ElderTrust reimbursed Genesis for these amounts using a portion of the net proceeds from ElderTrust's initial public offering.
(4) Represents 118,750 and 12,000 units of limited partnership interest in ElderTrust Operating Limited Partnership, through which ElderTrust conducts all of its business (the "Operating Partnership"), issued to Messrs. Romanov and McCreary, respectively, in July 1997 in connection with the formation of the Operating Partnership. For purposes of the table, the units are valued at the $18.00 per share initial public offering price of ElderTrust common shares.

Option Grants

         The following table contains information with respect to share options granted in 1998 to each of ElderTrust's executive officers. All options granted to executive officers in 1998 were ten-year non-qualified options.

                        Option Grants In Last Fiscal Year

                                                                                               Potential Realizable
                                                   % of                                          Value at Assumed
                                  Common       Total Options                                   Annual Rates of Share
                                  Shares         Granted to     Exercise                      Price Appreciation for
                                Underlying     Employees in     or Base                              Option Term
                                 Options          Fiscal         Price        Expiration      -------------------------
             Name                Granted           Year          ($/Sh)          Date            5% ($)        10% ($)
             ----               ----------     -------------    --------      ----------      ---------       ---------
Edward B. Romanov, Jr.           300,000           84.2%         $18.00        1/30/08        $3,396,000     $8,606,000

D. Lee McCreary, Jr.              25,000            7.0           18.00        1/30/08           283,000        717,000
                                  25,000            7.0           15.125        7/17/08           238,000        603,000

Option Exercises and Holdings

         The following table sets forth information concerning the number of securities underlying unexercised options at the 1998 year-end and the 1998 year-end value of all unexercised in-the-money options held by ElderTrust's executive officers. No executive officer exercised any options in 1998.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                    Number of Common Shares
                                          Underlying                     Value of Unexercised
                                    Unexercised Options(#)                In-the-Money Options($)
                                  --------------------------            --------------------------
         Name                     Exercisable  Unexercisable            Exercisable  Unexercisable
--------------------              -----------  -------------            -----------  -------------
Edward B. Romanov, Jr.              200,000       100,000                  $  -         $  -

D. Lee McCreary, Jr.                  5,000        45,000                     -            -

Employment Agreement

         ElderTrust has entered into an employment agreement with Edward B. Romanov, Jr. dated January 30, 1998. The employment agreement provides that Mr. Romanov will serve as ElderTrust's president and chief executive officer. The initial term of Mr. Romanov's employment agreement is three years. Thereafter, the term of his employment agreement will be automatically renewed for successive two year terms, unless otherwise terminated. Mr. Romanov's annual base salary is $250,000, subject to increase by the board of trustees. Mr. Romanov also is entitled to receive annual bonuses as determined by the board of trustees.

         Mr. Romanov's employment may be terminated by ElderTrust (a) at any time for cause by a two-thirds vote of the entire board of trustees or (b) upon 30 days' notice without cause by a majority vote of the entire board of trustees. Mr. Romanov may terminate his employment on 30 days' notice if ElderTrust terminates the automatic extension of the term of his employment agreement, if ElderTrust significantly changes his duties or reduces his responsibilities or authority or if ElderTrust transfers him to a location that involves a commuting distance of more than 10 miles greater than his commute as of January 30, 1998. If ElderTrust terminates Mr. Romanov's employment without cause, or Mr. Romanov terminates his employment agreement as described in the preceding sentence, Mr. Romanov would be entitled to a severance payment equal to two times his then current annual base salary and bonus, plus 60% of his dividend equivalent account, if his employment is terminated during the first three years and 100% thereafter. The unvested portion of the 300,000 share options granted to him in January 1998 also would vest.

         If Mr. Romanov becomes disabled, he would continue to receive all of his compensation and benefits for six months, less any amounts received under any disability insurance provided by ElderTrust. If the disability continues for six months and for periods aggregating nine months in any 24-month period, ElderTrust may terminate Mr. Romanov's employment upon payment of any unpaid portion of his salary, bonus and benefits up to the date of termination and the continuation of any benefits to which he is entitled in accordance with the applicable benefit plan. Upon Mr. Romanov's death, his heirs would be entitled to receive the unpaid portion of his salary, bonus and accrued benefits through the date of his death, the 300,000 share options granted to him in January 1998 would vest and, if his death occurred before the third anniversary of his employment agreement, his heirs would be entitled to receive 60% of his distribution equivalent account or 100% of such account if his death occurred after three years.

          Mr. Romanov's employment agreement also contains provisions which are intended to limit him from competing with ElderTrust during the term of his employment agreement and for a period of two years thereafter. In particular, Mr. Romanov may not establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, other than as the owner of less than 1% of the stock of a corporation whose shares are publicly traded, management, operation or control of, or be a director, trustee, officer, employee, salesman, agent or representative of, or be a consultant to, any person or entity in any business in competition with ElderTrust, at any location within 100 miles of any office or facility owned, leased or operated by ElderTrust.

Compensation Committee Interlocks and Insider Participation

         The compensation committee is composed entirely of non-employee trustees. During 1998, Messrs. Walker, Moorhead and Weglicki served on the compensation committee. In addition to serving as the chairman of the board of trustees of ElderTrust, Mr. Walker serves as chairman of the board and chief executive officer of Genesis, ElderTrust's principal tenant.

Formation Transactions between ElderTrust and Genesis

         Upon consummation of its initial public offering on January 30, 1998, ElderTrust, through the Operating Partnership, paid approximately $80.7 million in cash and assumed

$31.4 million of indebtedness for thirteen properties or interests therein acquired directly from wholly-owned subsidiaries of Genesis. Three of these properties were acquired by Genesis on January 1, 1998 and were purchased by the Operating Partnership at the same price paid by Genesis. During March 1998, the Operating Partnership also acquired an additional property from a subsidiary of Genesis for approximately $3.0 million in cash and the assumption of $2.7 million in indebtedness.

         Eight of the initial properties were leased back to consolidated subsidiaries of Genesis under percentage and minimum rent leases, each for an initial ten-year period with two five-year renewals. Three of the initial properties were leased under minimum rent leases for an initial twelve-year period to a joint venture in which Genesis has a 50% interest. The remaining three properties were leased to unrelated third parties under fixed rent leases. Genesis subsidiaries also lease space under fixed rent leases in three medical and other office buildings, as well as one additional assisted living facility, that were acquired by the Operating Partnership in January 1998 from unrelated third parties. The term of office leases are for up to five years, subject to renewal. The assisted living facility is leased under a minimum rent lease with an initial term of ten years, with two five-year renewals.

         Aggregate lease payments under leases with Genesis or Genesis related entities were $10.9 million in 1998. The Operating Partnership also received $2.9 million for the first month's rent, security deposits and closing costs in connection with these leased properties. As a result of the assumption of indebtedness by the Operating Partnership on two of the properties acquired from Genesis, Genesis was released from guarantees totaling approximately $3.2 million.

         Genesis has guaranteed the leases for ten properties which are leased by wholly-owned subsidiaries of Genesis. In the event Genesis assigns one or more of the leases to a non-wholly owned subsidiary or a third party, Genesis will no longer guarantee the applicable lease. Any assignment would require the consent of ElderTrust which may not be unreasonably withheld.

         Upon consummation of ElderTrust's initial public offering, the Operating Partnership also made payments to or purchased from subsidiaries of Genesis their ownership interests in two term loans, two construction loans and a first mortgage loan aggregating $9.7 million, $3.5 million and $800,000, respectively. The term and construction loans have maturities of between two and three years, subject to extension by the borrower for up to three successive one-year terms, with a weighted average interest rate of 9.4%. The first mortgage loan, which was not with Genesis, had an interest rate of 10.25% and was repaid in December 1998. In 1998, the Operating Partnership recorded interest income on term and construction loans of $935,000 from consolidated subsidiaries of Genesis.

         Additionally, upon consummation of ElderTrust's initial public offering in January 1998 or shortly thereafter, the Operating Partnership paid approximately $20.7 million in cash for three term loans and one construction loan to entities in which Genesis has an ownership interest ranging from 44% to 49%. These loans have maturities of between two and three years, subject to extension by the borrower for up to two to three successive one-year terms, with a weighted average interest rate of 10.3%. The Operating Partnership recorded interest income on these loans of $2.2 million in 1998.

         The Operating Partnership has agreed to purchase the facilities underlying seven term and construction loans where Genesis or Genesis related entities are the borrowers, upon the earlier of the maturity of the loan or at such time as each applicable facility reaches average monthly occupancy of at least 90% for three consecutive months. The purchase price for these facilities is based upon each facility's net operating income at the acquisition date and a formula agreed to on the original transaction commencement date.

         Upon consummation of ElderTrust's initial public offering, the Operating Partnership made construction loan commitments totaling $37.3 million to Genesis or Genesis related entities. These construction loan commitments expired during 1998.

         As part of the formation transactions, ET Capital Corp. ("ET Capital"), a noncontrolled subsidiary of the Operating Partnership, acquired from Genesis a $7.5 million second mortgage note at par with AGE Institute of Florida. The second mortgage note bears interest at 13% annually. The original maturity date of this mortgage note was extended from November 1, 2007 to September 30, 2008 in connection with a subsequent $300,000 second mortgage note transaction. In connection with the initial mortgage note transaction, Genesis also granted ET Capital an option to purchase a separate $2.5 million working capital note at par. This option subsequently was canceled in connection with a refinancing transaction entered into by AGE Institute of Florida whereby the $45 million of senior indebtedness owed to Genesis by the borrower was refinanced. As part of the refinancing transaction, ET Capital entered into a $300,000 second mortgage note with AGE Institute of Florida. In connection therewith, the two second mortgage notes were restated and combined into one second mortgage note maturing September 30, 2008, with payments of interest only at a fixed annual rate of 13% due quarterly until the note is paid in full. Mr. Romanov owns all of the outstanding voting stock of ET Capital, representing a 5% equity interest. The Operating Partnership owns all of the non-voting stock of ET Capital, representing a 95% equity interest. Messrs. Romanov, Walker and McCreary serve as the directors of ET Capital. Mr. Romanov is president of ET Capital and Mr. McCreary is vice president, secretary and treasurer of ET Capital.

         The Operating Partnership paid Genesis approximately $3.0 million in cash as reimbursement for expenses incurred by Genesis on behalf of ElderTrust in connection with its formation. This amount included start-up and initial public offering expenses.

         In January 1998, ElderTrust and Genesis entered into a three year agreement, subject to annual renewals thereafter, which provides Genesis with a right of first refusal to lease or manage any assisted living, independent living or skilled nursing facility financed or acquired by ElderTrust within Genesis' markets unless the facility will be leased or managed by the seller or an affiliate of the seller. The agreement also provides ElderTrust with the following:

         o a right of first refusal to purchase and leaseback any assisted living, independent living or skilled nursing facilities which Genesis determines to sell and leaseback as part of a sale/leaseback transaction or transactions, excluding sale/leaseback transactions with commercial banking institutions;

         o a right to offer financing to Genesis and other developers of assisted and independent living facilities which, once developed, will be operated by Genesis; and

         o a right to offer financing to Genesis with respect to any new off-balance sheet financing of skilled nursing facilities currently owned by Genesis.

ElderTrust believes that its agreement with Genesis will provide it with opportunities to acquire and finance the development of additional assisted living, independent living and skilled nursing facilities within the Genesis ElderCare(TM) Networks.

Formation Transactions between ElderTrust and Mr. Walker

         In connection with ElderTrust's initial public offering, Mr. Walker received cash distributions totaling approximately $385,000 from entities in which he held an interest which sold three of the initial properties to the Operating Partnership. Mr. Walker also received a direct or indirect interest in 88,110 units of the Operating Partnership in exchange for his ownership interests in five of the initial properties acquired by the Operating Partnership. These units, together with Mr. Walker's interest in the units distributed to MGI Limited Partnership, one of the organizational partners of the Operating Partnership, had a total value of approximately $2.2 million based on the $18.00 per share public offering price of ElderTrust common shares. The total purchase price paid for the five properties in which Mr. Walker had an interest included approximately $1.8 million in cash, $3.4 million in units of the Operating Partnership based on the $18.00 per share public offering price of ElderTrust common shares, and assumption of $19.6 million in indebtedness. Additionally, the aggregate purchase price for three of these properties included $1.9 million in cash paid directly to Mr. Walker by the Operating Partnership as repayment of indebtedness owed by these entities to Mr.
Walker.

         A total of 112,500 units of limited partnership interest in the Operating Partnership held by Mr. Walker were exchanged for ElderTrust common shares on a one-for-one basis at the closing of its initial public offering. The 112,500 units were issued to Mr. Walker as part of the recapitalization of the Operating Partnership in respect of an organizational limited partner interest in the Operating Partnership which he had purchased from Genesis.

         Commencing in March 1999, Mr. Walker has registration rights with respect to the common shares acquired by him at the time of ElderTrust's initial public offering, as well as with respect to any common shares acquired by him upon any redemption of units held by him.

         The purchase prices for properties and other assets acquired from Genesis and Mr. Walker, as well as the terms of the leases and term and construction loans entered into by the Operating Partnership, were determined by Genesis, Mr. Walker and Mr. Romanov. The purchase prices for properties were determined primarily based on an evaluation of the current and anticipated cash flows and operating results of the facilities. To determine the purchase price for each of the properties, the anticipated annual cash flow for each facility less ongoing capital expenditures and a management fee was divided by an agreed upon capitalization rate. Rental rates under minimum rent leases and the interest rates on term and construction loans were based upon an agreed upon yield. Rental rates under percentage rent leases were determined on a comparable basis, adjusted for the risk associated with the fact that there are no minimum rent provisions in those leases. No independent valuations or appraisals of the initial properties or the other assets acquired by ElderTrust in the formation transactions were obtained.

Other Transactions between ElderTrust and Genesis

                  ET Sub-Meridian Transaction

         During September 1998, ElderTrust, through the Operating Partnership, acquired a 99% limited partnership interest in ET Sub-Meridian Limited Partnership, L.L.P. ("ET Sub-Meridian"). The Operating Partnership made a $2.0 million capital contribution in ET Sub-Meridian in exchange for its 99% limited partnership interest. The 1% general partnership interest is owned by a limited liability company of which Mr. Romanov is the sole member. ET Sub-Meridian acquired the leasehold and purchase option rights to seven skilled nursing facilities located in Maryland and New Jersey from a wholly-owned subsidiary of Genesis for $35.5 million in cash and $8.5 million in the form of a five-year promissory note for these rights. ElderTrust guaranteed the $8.5 million promissory note of ET Sub-Meridian payable to the Genesis subsidiary that leases the facilities. The purchase options are exercisable by ET Sub-Meridian in September 2008 for a cash exercise price of $66.5 million. The Operating Partnership made an $18.5 million subordinated demand loan bearing interest at 12% to ET Sub-Meridian in connection with this transaction. ET Sub-Meridian subleased the facilities to the Genesis subsidiary for an initial ten-year period with a ten-year renewal exercisable by that entity. Genesis has guaranteed the subleases.

         As part of the transaction, the Operating Partnership agreed to indemnify the property owners for any loss of deferral of tax benefits prior to August 31, 2008 due to a default under a sublease or if a cure to a default by the Genesis subsidiary leasing the facilities resulted in a taxable event to the owners. The Operating Partnership also agreed to indemnify Genesis against any amounts expended by Genesis under a back-up indemnity provided by Genesis to the current owners against any such loss of deferral to tax benefits or default resulting in a taxable event to the owners.

         The terms of this transaction were determined through negotiations between ElderTrust, Genesis and the owners of the assisted living facilities.

         National Development of New England Transaction

         During December 1998, ElderTrust, through the Operating Partnership, acquired interests in three assisted living facilities and one independent living facility from an unrelated third party through four newly-created limited liability companies. The Operating Partnership is the sole member of one of the limited liability companies. In each of the remaining three limited liability companies, the Operating Partnership, has a 99% member interest and a limited liability company of which Mr. Romanov is the sole member has a 1% managing member interest. An unconsolidated entity in which Genesis has a 99% ownership interest leases each of the facilities. As part of this transaction, the Operating Partnership assigned its right to acquire a fifth facility to this Genesis related entity and advanced Genesis $300,000 to pay a management termination fee due to the prior manager of the facilities. The advance does not bear interest and matures on June 30, 1999.

         The terms of this transaction were determined based on negotiations between ElderTrust, Genesis and the sellers.

Other

         During 1998, the Operating Partnership incurred approximately $730,000 of expenses in connection with property due diligence for a proposed $250 million real estate mortgage investment conduit transaction that was to be secured by skilled nursing facilities owned by Genesis. The Operating Partnership was not able to complete the transaction because of adverse conditions in the capital markets. Genesis reimbursed the Operating Partnership for $165,000 of these expenses through December 31, 1998.

Performance Graph

         The following graph compares the cumulative total shareholder return on ElderTrust's common shares since January 27, 1998, the date ElderTrust's common shares began trading on the New York Stock Exchange, with the cumulative total shareholder return from January 27, 1998 through December 31, 1998 of (A) the NAREIT Equity REIT Index for all REITs and (b) the NAREIT Health Care Equity REIT Index. The comparison assumes $100 was invested on January 27, 1998 in ElderTrust's common shares and in each of the indices and assumes reinvestment of distributions.

-------------
GRAPH OMITTED
-------------

                              NAREIT                NAREIT
                         Equity REIT Index        Health Care
                           (all REITs)         Equity REIT Index     ElderTrust
                         -----------------     -----------------     ----------
January 27, 1998              $100                  $100               $100

December 31, 1998               85                    83                 69

Report on Executive Compensation

         The compensation committee of the board of trustees is comprised of Messrs. Walker, Moorhead and Weglicki, none of whom was an officer or employee of ElderTrust during the fiscal year. The compensation committee makes compensation decisions for ElderTrust's executive officers. The share option committee is comprised of Messrs. Moorhead and Weglicki. The share option committee administers the 1998 share option and incentive plan.

         ElderTrust's compensation policies and practices with respect to executive officers are designed and implemented to motivate and retain senior executives. Total compensation is currently divided into two primary components: base salary and share options and distribution equivalent rights.

         ElderTrust uses the 1998 share option and incentive plan as a long-term incentive plan for executive officers and key employees. The objectives of the 1998 share option and incentive plan are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant long-term equity interest in ElderTrust.

         Mr. Romanov entered into an employment agreement with ElderTrust at the time of completion of its initial public offering. Under his employment agreement, he serves as president and chief executive officer of ElderTrust. His base salary for 1998 was $250,000 and he was granted options for 300,000 common shares and distribution equivalent rights for 37,500 shares upon completion of the initial public offering. The per share option exercise price of the options granted to Mr. Romanov was the initial public offering price of $18.00 per share. Mr. Romanov's base salary for 1998 and initial share option and distribution equivalent right awards were determined before ElderTrust's initial public offering and before the formation of the compensation and share option committees. Accordingly, neither the compensation committee nor the share option committee took any action with respect to these determinations.

         Similarly, Mr. McCreary's base salary for 1998 of $120,000 and initial grant of options for 25,000 shares and initial distribution equivalent right award for 20,000 shares were determined before ElderTrust's initial public offering and before the formation of the compensation and share option committees. Accordingly, neither the compensation committee nor the share option committee took any action with respect to these determinations. In July 1998, Mr. McCreary's base salary was increased to $130,000 per year, effective June 2, 1998, and he was granted an additional option for 25,000 common shares and was awarded distribution equivalent rights for an additional 10,000 common shares. The per share option exercise price of the option equaled the fair market value of ElderTrust common shares on the date of grant. The option and distribution equivalent rights were approved by the share option committee, based on the recommendation of Mr. Romanov.

         Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, denies deduction to any publicly held company, such as ElderTrust, for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers. The compensation committee intends to evaluate to what extent Section 162(m) applies to its compensation decisions.

                                            Respectfully submitted,

Compensation Committee                      Share Option Committee

Michael R. Walker                           Rodman W. Moorhead, III
Rodman W. Moorhead, III                     Timothy T. Weglicki
Timothy T. Weglicki

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires ElderTrust trustees, officers and beneficial owners of more than 10% of ElderTrust's outstanding equity securities to file with the SEC initial reports of ownership of ElderTrust's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to ElderTrust for 1998, ElderTrust believes that all Section 16(a) filing requirements for that year applicable to such persons were complied with on a timely basis, except that Mr. Walker was late filing one Form 4 to report three purchases of stock and Mr. Romanov was late filing two Form 4s to report three purchases of stock.

Certain Relationships and Related Transactions

         In January 1998, ElderTrust issued and sold to Mr. Romanov 200,000 common shares in a private placement at $18.00 per share, which equaled the initial public offering price of ElderTrust common shares. Mr. Romanov paid for such shares with a 10-year recourse promissory note, with interest only payable until maturity at an annual rate of 7%.

         Mr. Romanov owns all of the outstanding voting stock of ET Capital, representing a 5% equity interest. The Operating Partnership owns all of the non-voting stock of ET Capital, representing a 95% equity interest. Messrs. Romanov, Walker and McCreary serve as the directors of ET Capital. Mr. Romanov is president of ET Capital and Mr. McCreary is vice president, secretary and treasurer of ET Capital. During 1998, the Operating Partnership made equity contributions and advances to ET Capital totaling $2.7 million and $9.7 million, respectively. The advances are payable on demand and bear interest at a weighted average interest rate of 12%. Mr. Romanov acquired his interest in ET Capital for $141,000. The Operating Partnership has the right to purchase Mr. Romanov's interest in ET Capital at its fair market value upon any termination of his employment as an officer of ElderTrust.

         Mr. Romanov, through a limited liability company of which he is the sole member, owns a 1% general partner interest in ET Sub-Meridian. He also indirectly owns the 1% managing member interests in three of the limited liability companies formed to acquire properties from National Development of New England, an unrelated third party. Mr. Romanov contributed $28,600 in the aggregate for his interests in these four companies. The Operating Partnership has an option to acquire Mr. Romanov's interest in one of the limited liability companies for an exercise price of $3,200, which expires November 30, 1999. The Operating Partnership also has the right to acquire Mr. Romanov's interests in these entities at fair market value upon any termination of his employment as an officer of ElderTrust.

         A total of 112,500 units of limited partnership interest in the Operating Partnership held by Mr. Romanov were exchanged for ElderTrust common shares on a one-for-one basis at the closing of its initial public offering. The 112,500 units were issued to Mr. Romanov as part of the recapitalization of the Operating Partnership in respect of an organizational limited partner interest in the Operating Partnership which he had purchased from Genesis.

         Commencing in March 1999, Mr. Romanov has registration rights with respect to the common shares acquired by him at the time of ElderTrust's initial public offering, as well as with respect to any common shares acquired by him upon any redemption of units held by him.

         Mr. Dauten received an indirect interest in 18,924 units of limited partnership interest in the Operating Partnership for his ownership interest in certain of the initial properties acquired by the Operating Partnership at the time of completion of ElderTrust's initial public offering.

         For a description of other transactions involving ElderTrust and its trustees, see "Compensation Committee Interlocks and Insider Participation."

                                   APPROVAL OF
                      1999 SHARE OPTION AND INCENTIVE PLAN
                                  (Proposal 2)

         On April 15, 1999, the board of trustees approved the 1999 share option and incentive plan, subject to approval of the plan by shareholders at the annual meeting. A total of 350,000 common shares are reserved for issuance under the plan, representing 4.9% of the currently outstanding common shares. All trustees, officers and employees of ElderTrust and its subsidiaries (13 persons) are eligible to participate in the 1999 share option and incentive plan.

         The principal provisions of the 1999 share option and incentive plan are summarized below. This summary is not complete and is qualified in its entirety by the terms of the 1999 share option and incentive plan, a copy of which is attached to this proxy statement as Exhibit A.

         Description of 1999 Share Option and Incentive Plan

         Share Options. The 1999 share option and incentive plan permits the granting of (a) options to purchase common shares intended to qualify as incentive options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the share option committee of the board of trustees, which will administer the plan, but may not be less than 100% of the fair market value of the common shares on the date of grant in the case of Incentive Options, and may not be less than par value in the case of Non-Qualified Options.

         The term of each option will be fixed by the share option committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The share option committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1999 share option and incentive plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the share option committee.

         Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the share option committee or, if the share option committee so permits, by delivery of common shares already owned by the plan participant or delivery of a promissory note. The exercise price may also be delivered to ElderTrust by a broker pursuant to irrevocable instructions to the broker from the plan participant.

         At the discretion of the share option committee, options granted under the 1999 share option and incentive plan may include a "re-load" feature pursuant to which a plan participant exercising an option by the delivery of common shares would automatically be granted an additional option (with an exercise price equal to the fair market value of the common shares on the date the additional option is granted) to purchase that number of common shares equal to the number delivered to exercise the original option.

         To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

         Under the terms of the 1999 share option and incentive plan, options for no more than 250,000 common shares may be granted to any individual during any one calendar year.

         Restricted Shares. The share option committee may also award common shares to participants, subject to such conditions and restrictions as the share option committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with ElderTrust through a specified restricted period. If the performance goals and any other restrictions are not attained, the participants would forfeit their restricted common shares. The purchase price of restricted common shares will be determined by the share option committee.

         Deferred Common Shares. The share option committee may also award deferred common share units which are ultimately payable in the form of unrestricted common shares. The deferred common shares may be subject to such conditions and restrictions as the share option committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with ElderTrust through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their deferred common share units. During the deferral period, subject to terms and conditions imposed by the share option committee, the deferred common share units may be credited with distribution equivalent rights.

         Unrestricted Common Shares. The share option committee may also grant shares (at no cost or for a purchase price determined by the share option committee) which are free from any restrictions under the 1999 share option and incentive plan. Unrestricted common shares may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such participants.

         Performance Share Awards. The share option committee may also grant performance shares awards to participants entitling the participants to receive common shares upon the achievement of individual or Company performance goals and such other conditions as the share option committee shall determine.

         Distribution Equivalent Rights. The share option committee may grant distribution equivalent rights, which entitle the recipient to receive credits for distributions that would be paid if the recipient had held a specified number of common shares. Distribution equivalent rights may be granted as a component of another award or as a freestanding award. Distribution equivalent rights credited under the 1999 share option and incentive plan may be paid currently or be deemed to be reinvested in additional common shares, and may thereafter accrue additional distribution equivalent rights at fair market value at the time of deemed reinvestment. Distribution equivalent rights may be settled in cash, shares or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

         Adjustments for Share Dividends, Mergers and Similar Events. The share option committee will make appropriate adjustments to the maximum number of shares reserved for issuance under the plan, the maximum number of share options that can be granted to any individual in any one calendar year and outstanding awards to reflect common share dividends, splits and similar events. In the event of a merger, liquidation, sale of ElderTrust or similar event, the share option committee, in its discretion, may provide for substitution or adjustment of outstanding awards, or may terminate all awards with payment of cash or in-kind consideration.

         Change of Control. The share option committee may provide in each award agreement that the award becomes fully vested and non-forfeitable upon a "Change of Control of ElderTrust" (as defined in the 1999 share option and incentive plan or as otherwise defined in the award agreement).

         Amendments and Termination. The board of trustees may at any time amend or discontinue the 1999 share option and incentive plan and the share option committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under an outstanding award without the holder's consent.

         Federal Income Tax Consequences of the 1999 Share Option and Incentive Plan

         The grant of an option will not be a taxable event for the plan participant or ElderTrust.

         Incentive Options. A plan participant will not recognize taxable income upon exercise of an Incentive Option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common shares received pursuant to the exercise of an Incentive Option will be taxed as long-term capital gain if the plan participant holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). ElderTrust will not be entitled to any business expense deduction with respect to the exercise of an Incentive Option, except as discussed below.

         For the exercise of an option to qualify for the foregoing tax treatment, the plan participant generally must be an employee of ElderTrust or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of a plan participant who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising Incentive Options after termination of employment and the holding period for common shares received pursuant to the exercise of the option are waived.

         If all of the foregoing requirements are met except the holding period requirement mentioned above, the plan participant will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer corporation will be allowed a business expense deduction to the extent the plan participant recognizes ordinary income subject to Section 162(m) of the Code summarized below.

         If a plan participant exercises an Incentive Option by tendering common shares with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the plan participant had acquired the shares being transferred pursuant to the exercise of an Incentive Option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the plan participant would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the plan participant used shares received pursuant to the exercise of an Incentive Option (or another statutory option) as to which the plan participant had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

         If, pursuant to an option agreement, ElderTrust withholds shares in payment of the option price for incentive options, the transaction should generally be treated as if the withheld shares had been sold in a disqualifying disposition after exercise of the option, so that the plan participant will realize ordinary income with respect to such shares. The shares paid for by the withheld shares should be treated as having been received upon exercise of an incentive stock option, with the tax consequences described above. However, the Internal Revenue Service has not ruled on the tax treatment of shares received on exercise of an incentive stock option where the option exercise price is paid with withheld shares.

         Non-Qualified Options. Upon exercising a Non-Qualified Option, a plan participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise (except that, if the plan participant is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the plan participant makes a special tax election within 30 days after exercise). Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a Non-Qualified Option, the plan participant will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If the employer corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the plan participant recognizes ordinary income. Under Section 162(m) of the Code, if the plan participant is one of certain specified executive officers, then, unless certain exceptions apply, the employer is not entitled to deduct compensation with respect to the plan participant, including compensation related to the exercise of shares options, to the extent such compensation in the aggregate exceeds $1.0 million for the taxable year. The options are intended to comply with the exception to Section 162(m) for "performance-based" compensation.

         If the plan participant surrenders common shares in payment of part or all of the exercise price for Non-Qualified Options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an Incentive Option) and the plan participant will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The plan participant's basis in the additional shares will be equal to the amount included in the plan participant's income.

         If, pursuant to an option agreement, ElderTrust withholds shares in payment of the option price for Non-Qualified Options or in payment of tax withholding, the transaction should generally be treated as if the withheld shares had been sold for an amount equal to the exercise price after exercise of the option.

         Restricted Shares. A plan participant who is awarded Restricted Shares will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common shares are subject to restrictions (that is, the Restricted Shares are nontransferable and subject to a substantial risk of forfeiture). If a plan participant is subject to Section 16(b) of the Securities Exchange Act of 1934 (by reason of such plan participant's status as a director, executive officer or greater than 10% shareholder of ElderTrust) on the date of the award, the common shares generally will be deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, the plan participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common shares on the date of the award, determined without regard to the restrictions. If the plan participant does not make such a Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse will be treated as compensation income to the plan participant and will be taxable in the year the restrictions lapse. ElderTrust generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant in the year the plan participant is taxed on the income.

         Unrestricted Common Shares. Plan participants who are awarded unrestricted common shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. ElderTrust generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant in the year the plan participant is taxed on the income.

         Upon a plan participant's disposition of unrestricted common shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the participant has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

         Deferred Common Shares. There are no immediate tax consequences of receiving an award of deferred common shares under the 1999 share option and incentive plan. A plan participant who is awarded deferred common shares will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the deferral period, reduced by the amount, if any, paid for such shares. ElderTrust generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant in the year the plan participant is taxed on the income.

         Upon a plan participant's disposition of deferred common shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the participant has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

         Performance Share Awards. There are no immediate tax consequences of receiving an award of performance shares under the 1999 share option and incentive plan. A plan participant who is awarded performance shares will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant pursuant to the award, reduced by the amount, if any, paid for such shares. ElderTrust generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant in the year the plan participant is taxed on the income.

         Upon a plan participant's disposition of performance shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the participant has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

         Distribution Equivalent Rights. Plan participants who receive distribution equivalent rights will be required to recognize ordinary income in an amount distributed to the participant pursuant to the award. ElderTrust generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant in the year the plan participant is taxed on the income.

         Reasons for Obtaining Shareholder Approval

         The board of trustees has adopted the 1999 share option and incentive plan, subject to shareholder approval of the plan at the annual meeting. ElderTrust is submitting the 1999 share option and incentive plan for shareholder approval at the annual meeting because shareholder approval is required to (a) qualify the 1999 share option and incentive plan under Section 422 of the Code relating to the grant of Incentive Options, (b) obtain a federal income tax deduction under Section 162(m) of the Code for compensation recognized by certain plan participants in connection with the exercise of options granted under the 1999 share option and incentive plan and (c) satisfy the listing approval requirements of the New York Stock Exchange.

         Section 422 of the Code and applicable Treasury regulations, among other things, condition Incentive Option treatment for option grants on shareholder approval of the share option plan pursuant to which the Incentive Options are granted. Under Section 162(m) of the Code and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition: (a) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (b) the performance goals under which compensation is paid must be established by a compensation committee having the authority to establish and administer performance goals and comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (c) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and (d) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied. Under applicable Treasury regulations, in the case of compensation attributable to share options, the performance goal requirement (summarized in (a) above) and the shareholder approval requirement (summarized in (c) above) are deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if: (a) the grant or award is made by a compensation committee satisfying the above requirements; (b) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified time period to an employee; (c) under the option exercise price equals or exceeds the fair market value of the shares on the date of grant; and (d) the share option plan is approved by shareholders.

         Based on the closing price of $9.38 per common share on April 15, 1999, the aggregate market value of the 350,000 common shares reserved for issuance under the 1999 share option and incentive plan is $3.3 million. In addition to the 1999 share option and incentive plan, ElderTrust maintains the 1998 share option and incentive plan. Under that plan, the maximum number of shares available for issuance is 9.9% of the total number of common shares and units of limited partnership interest of the Operating Partnership (other than units owned by ElderTrust) outstanding from time to time (currently, 779,340 common shares). To date, ElderTrust has granted share options of 536,500 and made share awards of 10,000 for a total of 546,500 shares under the 1998 share option and incentive plan. Consequently, 232,840 common shares remain available for grant under the 1998 share option and incentive plan.

         Required Vote

         The affirmative vote, either in person or by proxy, of a majority of the common shares cast on the proposal is required to approve the 1999 share option and incentive plan; provided that the total vote cast on the proposal represents over 50% in interest of all common shares entitled to vote on the proposal. The board of trustees believes that the 1999 share option and incentive plan will further strengthen the ability of ElderTrust to attract, retain and motivate its officers, trustees and employees. Accordingly, the board of trustees recommends a vote FOR approval of the 1999 share option and incentive plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The board of trustees has appointed KPMG LLP to act as the Company's independent public accountants for 1999. Representatives of KPMG LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

            SECURITIES OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of ElderTrust common shares, including common shares that may be issued in exchange for units of limited partnership of the Operating Partnership presented for redemption and upon exercise of options exercisable within 60 days, for (A) each trustee and executive officer of ElderTrust, (B) each person believed by management to beneficially own more than five percent of the outstanding common shares and (C) trustees and executive officers of ElderTrust as a group. The information is as of February 28, 1999.

Except as indicated below, the indicated person or entity has sole voting and investment power.

                                                               Units of
                                                               Limited
                                                             Partnership                                    Percent
                                             Number of         of the          Common                       of All
                                              Common          Operating         Share                        Common
        Name of Beneficial Owner              Shares         Partnership       Options         Total         Shares
        ------------------------             ---------      --------------     -------         -----        -------
Kent P. Dauten (1)                            102,500                -           2,500         105,000        1.5%
Stuart D. Halpert (1)(2)                        5,500                -           2,500           8,000          *
Rodman W. Moorhead, III (1)                    27,500                -           2,500          30,000          *
Edward B. Romanov, Jr. (1)                    370,600          118,750         200,000         689,350        9.2
Michael R. Walker (1)                         150,500          318,975          50,000         519,475        6.9
Timothy T. Weglicki (1)                         7,500                -           2,500          10,000          *
D. Lee McCreary, Jr. (1)                       28,458           12,000           5,000          45,458          *
All trustees and executive
    officers as a group (7 persons)           692,558          449,725         265,000       1,407,283       17.8
Neuberger Berman, LLC and
    Neuberger Berman
    Management, Inc. (3)                      432,625                -               -         432,625        6.0

-------------------------
* Less than one percent
(1) Address c/o ElderTrust, 101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348.
(2) Mr. Halpert's term of office as trustee expires at ElderTrust's 1999 annual meeting of shareholders.
(3) The Schedule 13G dated February 10, 1999 of the reporting persons states that the reporting persons have sole power to vote 74,375 shares, shared power to vote 335,000 shares and shared power to dispose of 432,075 shares. The address of the reporting persons is 605 Third Avenue, New York, New York 10158.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 2000 annual meeting must be received by ElderTrust no later than December 21, 1999 pursuant to the proxy soliciting rules of the SEC in order to be considered for inclusion in ElderTrust's proxy statement and form of proxy relating to the 2000 annual meeting. Nothing in this paragraph shall be deemed to require ElderTrust to include in its proxy statement and proxy relating to the 2000 annual meeting any shareholder proposal which may be omitted from its proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

         Pursuant to ElderTrust's bylaws, any shareholder who intends to present a proposal for action at the 2000 annual meeting also must delivered notice to the principal executive offices of ElderTrust not later than the close of business on February 17, 2000 nor earlier than the close of business on January 17, 2000; however, if the date of the 2000 annual meeting is advanced by more than 30 days or delayed by more than 60 days from May 20, 2000, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the 2000 annual meeting and not later than the close of business on the later of the 60th day prior to the 2000 annual meeting or the tenth day following the day on which public announcement of the date of the 2000 annual meeting is first made by ElderTrust.

                         OTHER BUSINESS TO BE TRANSACTED

         The board of trustees does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the board of trustees.

                                          By Order of the Board of Trustees


                                          /s/ D. Lee McCreary, Jr.
                                          -------------------------------------
                                          D. Lee McCreary, Jr.
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary


Kennett Square, Pennsylvania
April 19, 1999

                                                                 Exhibit A
                                                                 ---------
                                   ELDERTRUST

                      1999 SHARE OPTION AND INCENTIVE PLAN

SECTION 1.                 GENERAL PURPOSE OF THE PLAN; DEFINITIONS

                  The name of the plan is the ElderTrust 1999 Share Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Trustees and other key persons of ElderTrust (the "Company"), and the employees and other key persons of ElderTrust Operating Limited Partnership (the "Operating Partnership") and the Company's other Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.
                  The following terms shall be defined as set forth below:

                  "Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Administrator" means either the Board or the Committee, to the extent the Committee has been delegated authority pursuant to Section 2.

                  "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Share Options, Non-Qualified Share Options, Restricted Share Awards, Deferred Share Awards, Unrestricted Share Awards, Performance Share Awards and Distribution Equivalent Rights.

                  "Board" means the Board of Trustees of the Company as constituted from time to time.

                  "Change of Control" is defined in Section 15.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

                  "Committee" means the Committee of the Board referred to in
Section 2(b).

                  "Company" means ElderTrust, a Maryland real estate investment trust, and any successor thereto.

                  "Deferred Share Award" means Awards granted pursuant to
Section 7.

                  "Distribution Equivalent Right" means Awards granted pursuant to Section 10.

                  "Effective Date" means the date on which the Plan is initially approved by Shareholders as set forth in Section 17.

                  "Fair Market Value" on any given date means the last reported sale price at which Shares are traded on such date or, if no Shares are traded on such date, the next preceding date on which Shares were traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Shares are traded or admitted to trading.

                  "Incentive Share Option" means any Share Option that qualifies as and is designated in writing in the related Option agreement as constituting an "incentive stock option" as defined in Section 422 of the Code.

                  "Non-Employee Trustee" means a member of the Board who is not also an employee of the Company or any Subsidiary.

                  "Non-Qualified Share Option" means any Share Option that is not an Incentive Share Option.

                  "Operating Partnership" means ElderTrust Operating Limited Partnership, a Delaware limited partnership, and any successor thereto.

                  "Option" or "Share Option" means any option to purchase Shares granted pursuant to Section 5.

                  "Performance Share Award" means Awards granted pursuant to
Section 9.

                  "Restricted Share Award" means Awards granted pursuant to
Section 6.

                  "Shares" means the common shares of beneficial interest, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

                  "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns Shares or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of Shares or other interests in one of the other corporations or entities in the chain.

                  "Unrestricted Share Award" means any Award granted pursuant to
Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

                (a) The Plan shall be administered by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or agreement entered into hereunder.

                  (b) The Board from time to time may appoint a Committee consisting of two or more members of the Board who, in the sole discretion of the Board, may be the same trustees who serve on the Compensation Committee, or may appoint the Compensation Committee to serve as the Committee. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the By-Laws of the Company and applicable law. In the event that the Plan or any Award granted or agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 2.


                  (c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                           (i) to select the individuals to whom Awards may from
                  time to time be granted;

                           (ii) to determine the time or times of grant, and the
                  extent, if any, of Incentive Share Options, Non-Qualified Share Options, Restricted Share Awards, Deferred Share Awards, Unrestricted Share Awards, Performance Share Awards and Distribution Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

                           (iii) to determine the number of Shares to be covered
                  by any Award;

                           (iv) to determine and modify from time to time the
                  terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

                           (v) to accelerate at any time the exercisability or
                  vesting of all or any portion of any Award;

                           (vi) subject to the provisions of Section 5(a)(ii),
                  to extend at any time the post-termination period in which Share Options may be exercised;

                           (vii) to determine at any time whether, to what
                  extent, and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or distributions or deemed distributions on such deferrals; and

                           (viii) at any time to adopt, alter and repeal such
                  rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

                  All decisions and interpretations of the Administrator shall be made in the Administrator's sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.            SHARES ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS;
                      MERGERS; SUBSTITUTE AWARDS

                  (a) Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 350,000 Shares. For purposes of this limitation, if any portion of an Award is forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated, the Shares underlying such portion of the Award shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that, Shares Options with respect to no more than 250,000 Shares may be granted to any one individual participant during any one calendar year period. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

                  (b) Recapitalizations. If, through, or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar transaction, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number of Share Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Share Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Share Options) as to which such Share Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

                  (c) Mergers. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding Shares are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Share Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per Share pursuant to the business combination (the "Merger Price") and all Share Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of Shares subject to such outstanding Share Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Share Options; provided, however, that each participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Share Options, including those that are not then exercisable, subject to the consummation of the Transaction.

                  (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for Shares and Share based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or Shares of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.             ELIGIBILITY

                  Participants in the Plan will be such full or part-time officers and other employees, Non-Employee Trustees and key persons of the Company, the Operating Partnership and the Company's other Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company, the Operating Partnership and the Company's other Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.             SHARE OPTIONS

                  Any Share Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

                  Share Options granted under the Plan may be either Incentive Share Options or Non-Qualified Share Options. Incentive Share Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Share Option, it shall be deemed a Non-Qualified Share Option.

                  No Incentive Share Option shall be granted under the Plan after April 15, 2009.

                  (a) Share Options Granted to Employees and Key Persons and Non-Employee Trustees. The Administrator in its discretion may grant Share Options to eligible employees and key persons of the Company or any Subsidiary and to Non-Employee Trustees. Share Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Share Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

                           (i) Exercise Price. The exercise price per share for
                  the Shares covered by a Share Option granted pursuant to this
                  Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Share Options, or par value in the case of Non-Qualified Share Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of Shares of the Company or any parent or subsidiary corporation and an Incentive Share Option is granted to such employee, the exercise price of such Incentive Share Option shall be not less than 110 percent of the Fair Market Value on the grant date.

                           (ii) Option Term. The term of each Share Option shall
                  be fixed by the Administrator, but no Incentive Share Option shall be exercisable more than ten years after the date the Share Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of Shares of the Company or any parent or subsidiary corporation and an Incentive Share Option is granted to such employee, the term of such Share Option shall be no more than five years from the date of grant.

                           (iii) Exercisability; Rights of a Shareholder. Share
                  Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Share Options granted in lieu of compensation shall be exercisable in full as of the grant date unless the Administrator otherwise provides in the Option Award agreement. The Administrator may at any time accelerate the exercisability of all or any portion of any Share Option. A participant shall have the rights of a Shareholder only as to Shares acquired upon the exercise of a Share Option and not as to unexercised Share Options.

                           (iv) Method of Exercise. Share Options may be
                  exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

                                    (A) In cash, by certified or bank check or
                           other instrument acceptable to the Administrator;

                                    (B) In the form of Shares that are not then
                           subject to restrictions under any Company plan and that have been beneficially owned by the participant for at least six months, if permitted by the Administrator in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

                                    (C) By the participant delivering to the
                           Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the participant chooses to pay the purchase price as so provided, the participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

                                    (D) By the participant delivering to the
                           Company a promissory note if the Administrator has expressly authorized the loan of funds to the participant for the purpose of enabling or assisting the participant to effect the exercise of his Share Option; provided that at least so much of the exercise price as represents the par value of the Shares shall be paid other than with a promissory note.

                  Payment instruments will be received subject to collection. The delivery of certificates representing the Shares to be purchased pursuant to the exercise of a Share Option will be contingent upon receipt from the participant (or a purchaser acting in his stead in accordance with the provisions of the Share Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Share Option or applicable provisions of laws.

                           (v) Annual Limit on Incentive Share Options. To the
                  extent required for "incentive stock option" treatment under
                  Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Share Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a participant during any calendar year shall not exceed $100,000. To the extent that any Share Option exceeds this limit, it shall constitute a Non-Qualified Share Option.

                  (b) Reload Options. At the discretion of the Administrator and subject to such restrictions, terms and conditions as the Administrator may establish, Options granted under the Plan may include a "reload" feature pursuant to which a participant exercising a Share Option by the delivery of a number of Shares in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Share Option (with an exercise price equal to the Fair Market Value of the Shares on the date the additional Share Option is granted and with such other terms as the Administrator may provide) to purchase that number of Shares equal to the number delivered to exercise the original Share Option with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Option Award agreement for the original grant.

                  (c) Non-transferability of Share Options. No Share Option shall be transferable by the participant otherwise than by will or by the laws of descent and distribution and all Share Options shall be exercisable, during the participant's lifetime, only by the participant. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Share Option that the participant may transfer, without consideration for the transfer, his Non-Qualified Share Options to members of his family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option Award agreement.

                  (d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement, or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's rights in all Share Options shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 6.                 RESTRICTED SHARE AWARDS

                  (a) Nature of Restricted Share Awards. A Restricted Share Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Shares"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. Such performance goals and objectives shall be established in writing by the Administrator prior to the ninetieth day of the year in which the grant is made and while the outcome is substantially uncertain. Performance goals and objectives shall be based on Share price, market share, sales, earnings per Share, return on equity, costs, or any combination of these factors. Performance goals and objectives may include positive results, maintaining the status quo or limiting economic losses. The grant of a Restricted Share Award is contingent on the participant executing the Restricted Share Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

                  (b) Rights as a Shareholder. Upon execution of the Restricted Share Award agreement and paying any applicable purchase price, a participant shall have the rights of a Shareholder with respect to the voting of the Restricted Share, subject to such terms and conditions as may be contained in the Restricted Share Award agreement. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in
Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a Share power endorsed in blank.

                  (c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award agreement. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Shares that have not vested at the time of termination at their original purchase price, from the participant or the participant's legal representative.

                  (d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 13 below, in writing after the Award agreement is issued, a participant's rights in any shares of Restricted Shares that have not vested shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in
Section 6(c) above.

                  (e) Waiver, Deferral and Reinvestment of Distributions. The Restricted Share Award agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Shares) of distributions paid on the Restricted Shares.

SECTION 7.                 DEFERRED SHARE AWARDS

                  (a) Nature of Deferred Share Awards. A Deferred Share Award is an Award of phantom Share units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Share Award is contingent on the participant executing the Deferred Share Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Share Award, to the extent vested, shall be paid to the participant in the form of Shares.

                  (b) Election to Receive Deferred Share Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Share Award otherwise due to such participant in the form of a Deferred Share Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

                  (c) Rights as a Shareholder. During the deferral period, a participant shall have no rights as a Shareholder; provided, however, that the participant may be credited with Distribution Equivalent Rights with respect to the phantom Share units underlying his Deferred Share Award, subject to such terms and conditions as the Administrator may determine.

                  (d) Restrictions. A Deferred Share Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

                  (e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's right in all Deferred Share Awards that have not vested shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.                 UNRESTRICTED SHARE AWARDS

                  Grant or Sale of Unrestricted Shares. The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Share Award to any participant pursuant to which such participant may receive Shares free of any restrictions ("Unrestricted Shares") under the Plan. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

SECTION 9.                 PERFORMANCE SHARE AWARDS

                  (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire Shares upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

                  (b) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a Shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a Share certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

                  (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment

(or cessation of business relationship) with the Company and its Subsidiaries for any reason.

                  (d) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10.       DISTRIBUTION EQUIVALENT RIGHTS

                  (a) Distribution Equivalent Rights. A Distribution Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Distribution Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Distribution Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Distribution Equivalent Rights shall be specified in the grant. Distribution equivalents credited to the holder of a Distribution Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Distribution Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Administrator. A Distribution Equivalent Right granted as a component of another Award may provide that such Distribution Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Distribution Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Distribution Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

                  (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

                  (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's rights in all Distribution Equivalent Rights or interest equivalents shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.       TAX WITHHOLDING

                  (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the

Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company's obligation to deliver Share certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.
                  (b) Payment in Shares. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.       TRANSFER, LEAVE OF ABSENCE, ETC.

                  For purposes of the Plan, the following events shall not be deemed a termination of employment:

                  (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

                  (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.       AMENDMENTS AND TERMINATION

                  The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. The Administrator may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. Nothing in this Section 13 shall limit the Board's authority to take any action permitted pursuant to Section 3(c).

SECTION 14.       STATUS OF PLAN

                  Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to

Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.       CHANGE OF CONTROL PROVISIONS

                  (a) Upon the occurrence of a Change of Control as defined in this Section 15 or as otherwise defined in the Award agreement, each Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator either in the Award agreement or, subject to
Section 13 above, in writing after the Award agreement is issued.

                  (b) "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board of Trustees, including for this purpose any new trustee whose election resulted from a vacancy on the Board of Trustees caused by the mandatory retirement, death, or disability of a trustee and was approved by a vote of at least two-thirds (2/3rds) of the trustees then still in office who were trustees at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) notwithstanding clauses (i) or (v) of this Section 15(b), the Company consummates a merger or consolidation of the Company with or into another corporation or trust, the result of which is that the shareholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the entity surviving or resulting from the merger or consolidation or of a entity owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting entity; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person, has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of fifty percent (50%) or more of the total number of voting shares of the Company unless the Board of Trustees has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Company; or (vi) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act other than in circumstances specifically covered by clauses (i) -
(v) above.

SECTION 16.       GENERAL PROVISIONS

                  (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

                  No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

                  (b) Delivery of Share Certificates. Share certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a Share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

                  (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

                  (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

SECTION 17.       EFFECTIVE DATE OF PLAN

                  This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of Shareholders at which a quorum is present. Subject to such approval by the Shareholders and to the requirement that no Share may be issued hereunder prior to such approval, Share Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18.       GOVERNING LAW

                  This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

                                   ELDERTRUST
           101 East State Street, Suite 100, Kennett Square, PA 19348
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 20, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                  The undersigned shareholder of ElderTrust hereby appoints Edward B. Romanov, Jr. and Michael R. Walker, and each of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned shareholder is entitled to cast at the 1999 annual meeting of shareholders to be held on May 20, 1999 at 10 a.m., local time, at 101 East State Street, Kennett Square, PA 19348, and at any adjournments, upon the following matters:





             (Continued and to be signed and dated on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF TRUSTEES AS TO OTHER MATTERS.

     1. To elect Kent P. Dauten as a trustee for a three-year term.

                FOR                              WITHHOLD AUTHORITY
        nominee listed above            to vote for the nominee listed above
                / /                                    / /

     2. To approve the 1999 share option and incentive plan.

               FOR                 AGAINST                  ABSTAIN
               / /                   / /                      / /

     3. As determined by a majority of ElderTrust's board of trustees, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

                  The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

                  If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

                                    Date:
                                         --------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                   (Please date and sign here exactly as name appears at left. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

                                   (Continued from reverse side)